Exhibit 99.1

XWELL, Inc. Reports Fiscal Year 2023 Results

NEW YORK, April 16, 2024 -- XWELL, Inc. (Nasdaq: XWEL) ("XWELL" or the "Company"), an authority in wellness solutions for people on the go, today reported results for the year ended December 31, 2023.

Recent Highlights:

•	The Company’s airport XpresSpa business segment delivered revenue growth of approximately 39% versus 2022.
•	The Company continued growing internationally with the opening of its 11th XpresSpa location in the Abu Dhabi International Airport.
•	XWELL is opening an XpresSpa location in Penn Station, located in the heart of New York City’s newly revitalized PENN DISTRICT.
•	The Company continues to expand outside of the airport with plans for multiple new Naples Wax Center locations in Florida.
•	In March 2024, XWELL and Ginkgo Bioworks expanded the CDC Traveler-based Genomic Surveillance Program to new collection locations at US international airports in Miami (MIA) and Chicago (ORD).
•	The Company continues to focus on reducing its cost structure and simplifying its processes in order to achieve profitability in 2024. During 2023, XWELL removed approximately $11 million from the business in a combination of headcount, systems, and process reductions.
•	Further demonstrating the effect of the Company’s cost-savings initiatives, 2023 total cost of sales decreased approximately 40% versus 2022 and 2023 salaries, general and administrative expenses decreased approximately 33% versus 2022.
•	The Company reported an operating loss for 2023 of approximately $28.2 million versus an operating loss of $31.2 million in 2022.

XWELL is diligently executing its strategy to drive revenue growth and return to profitability,” commented Scott Milford, XWELL’s Chief Executive Officer. “Over the last year, we have continued growth internationally, cost-effectively integrated innovative Wellness services and retail products into our XpresSpa’s and expanded the scope and budget of our biosurveillance partnership. We also accelerated our growth potential by expanding outside of the airport. Following the September 2023 acquisition of Naples Wax Center, we’ve secured multiple new leases and intend to expand their portfolio to approximately 10 locations by early 2025. Further underscoring our focus on driving retail revenue growth and smart leverage of our brands beyond traditional venues, we’re opening a new labor-lite model in New York City’s Penn Station.”

Mr. Milford added, “We remain focused on continuing to expand our wellness portfolio including additional expansion into transportation hubs and launching TreatStudios, a new platform for independent wellness providers. Looking ahead, we remain committed to improving our operating performance, reaching profitability, and delivering our long-term strategic priorities.”

Travel Wellness Portfolio - XpresSpa® and Treat™

XpresSpa and its Treat brand are leading airport retailers of wellness services and related products, with 34 locations in 15 airports globally.

XWELL continues to innovate in its airport locations bringing new technologies and trends, including new tech-forward equipment, adding new products in-store and on-line, as well as deploying plans to refresh the look and appearance of some XpresSpa locations.

These automated offerings include Novo XT massage chairs, HydroMassage units and fully autonomous, AI-powered express manicure units, provide self-care to guests while bringing operational efficiency to the Company’s business model.

In November 2023, the Company opened a new XpresSpa in Abu Dhabi International Airport, representing its 11th international XpresSpa. The new spa is a valuable extension to its portfolio and capitalizing on a growing UAE traveler base. Strategically, XWELL’s continued international expansion allows management the opportunity to further leverage its expertise in providing premium wellness services to more international passengers who appreciate health and wellness services and are willing to spend more in pursuit of their well-being.

Penn Station XpresSpa

In addition to retail unit growth, XWELL is actively pursuing plans to extend its reach across other transportation hubs such as train stations and other travel venues. To this end, subsequent to year-end 2023, the Company announced plans to open an XpresSpa location in Penn Station, located in the heart of New York City’s newly revitalized PENN DISTRICT.

The tech-forward, labor-lite out-of-airport spa will serve commuters, neighborhood locals, and tourists with wellness-focused retail, autonomous massage, and nail care services, enabling seamless and efficient experiences for time-crunched New York City travelers.

Out-of-Airport Wellness Portfolio - Naples Wax Center®

XWELL’s first off-airport brand, Naples Wax Center, is a group of upscale hair removal and aesthetic services boutiques with current locations in Florida. Acquired in mid-September 2023 for approximately $1.5 million, Naples Wax Center provides core products and service including face and body waxing as well as a range of skincare and cosmetic products from its current three locations.

Subsequent to year-end 2023, on February 14, 2024, the Company announced plans to open additional Naples Wax Center locations in 2024. The Company believes that the new locations will strengthen the brand’s esthetic service foundation and enhance its retail and skin care offerings as a growing one-stop esthetic and beauty authority. Two of the new Florida locations, which will extend Naples Wax Center’s footprint in the greater Naples and Cape Coral markets, are expected to open in the second half of 2024. Additionally, a third location is scheduled to open in the growing Tampa-Saint Peterburg metro area during the third quarter of 2024.

Consistent with its projections, the Company is intending to execute additional Florida leases including further expansion into the center of the state and expects to have approximately 10 Naples Wax Center locations by early 2025. XWELL intends to extend its reach across the Southeast and as new locations are opened, they’ll also incorporate additional aesthetic services into the Naples Wax Center model to drive new revenue and broaden their offering.

Life Sciences & Biosurveillance -- XpresCheck® and HyperPointe™

The Company XpresTest, Inc. subsidiary (“XpresCheck”), in collaboration with the Centers for Disease Control and Prevention (“CDC”) and Ginkgo Bioworks (NYSE: DNA), currently operates 9 biosurveillance stations in 7 of the nation’s busiest airports.

On August 17, 2023, the Company announced that the CDC renewed the traveler-based SARS-CoV-2 Genomic Surveillance program through a new one-year contract.

On November 6, 2023, XWELL and Ginkgo Bioworks announced they’re expanding their work with the CDC’s Traveler-based Genomic Surveillance program (TGS) to test for more than 30 additional priority pathogens, in addition to SARS-CoV-2. The program expansion was launched in late October 2023 at four of the program’s six major international airports including New York, JFK, San Francisco, Boston, and Washington DC, Dulles.

More recently, on March 12, 2024, XWELL and Ginkgo Bioworks announced that the TGS program was being expanded further to new collection locations at U.S. international airports in Miami (MIA) and Chicago (ORD). Pursuant to the March 2024 extension, the program funding and scope were expanded to an estimated $36.7 million or more.

TGS is a flexible, multimodal platform that consists of four complementary approaches of sample collection from arriving international travelers at U.S. airports, including voluntary nasal swabbing, aircraft wastewater, air monitoring and airport wastewater sampling to enhance early detection of new SARS-CoV-2 variants and other pathogens, and fills gaps in global surveillance.

As background, in late 2021, in collaboration with the CDC and Ginkgo Bioworks, XpresTest began conducting biosurveillance monitoring aimed at identifying existing and new SARS-CoV-2 variants. During the third quarter of 2022, XpresCheck, in partnership with Ginkgo Bioworks were awarded a new contract in continuation of their support to the CDC’s traveler-based SARS-CoV-2 Genomic Surveillance program. In the first quarter of 2023, in addition to SARS-CoV-2, XpresCheck and Ginkgo Bioworks expanded their support of the program to include a pilot study monitoring influenza viruses. This provided an additional source of viral surveillance to inform the selection of influenza vaccine viruses for the 2023-2024 flu season.

Additionally, beginning in third quarter of 2023, the Company began reporting operating results for HyperPointe within its XpresTest business. Beginning in June 2020, and following its acquisition by XWELL in January 2022, HyperPointe’s management team and suite of services and technology have been utilized to develop and deploy the technological infrastructure necessary to scale the growth of the XpresTest business. HyperPointe’s experience in this space continues to play a critical role in the expansion of ongoing biosurveillance efforts created in partnership with Ginkgo Bioworks and the CDC.

HyperPointe is a leading digital healthcare and data analytics relationship marketing agency, servicing the global healthcare and pharmaceutical industry. HyperPointe has significant experience in patient and healthcare professional marketing and deep technological experience with CXM (customer experience management) and data analytics.

Liquidity and Financial Condition

As of December 31, 2023, the Company had approximately $8.4 million of cash and cash equivalents, $14.6 million in marketable securities, total current assets of approximately $26.6 million, and no long-term debt.

Summary Fiscal Year 2023 Financial Results

Total revenue during fiscal year ended December 31, 2023, was $30.1 million compared to $55.9 million in the prior year.

Revenue for 2023 primarily consisted of approximately $19.5 million from XpresSpa locations and Treat locations and approximately $9.9 million from XpresTest, which includes XWELL’s bio-surveillance partnership and its HyperPointe business. Naples Wax Center, which was acquired near the end of the third quarter of 2023, accounted for $0.65 million.

Non-Cash Goodwill and Intangible Asset Impairment Charges

In accordance with accounting requirements, 2023 results included non-cash goodwill and intangible asset impairment charges totaling approximately $8.9 million, primarily related to its HyperPointe unit and other assets related to Treat and XpresSpa.

As previously announced on April 12, 2024, the Audit Committee of the Board of Directors of the Company, after audit work performed and consultation with management and with its independent registered public accounting firm, determined that the Company incorrectly applied U.S. Generally Accepted Accounting Principles (“GAAP”) as related to the determination of the impairment of the Company’s Treat, Inc. business segment for the three and nine months ended September 30, 2023 (“Q3 2023”) in the Quarterly Report on Form10-Q for the period ended September 30, 2023 (the “Third Quarter Quarterly Report”). The cumulative effect is an understatement of the impairment expenses as related to the Treat business segment of $1.6 million. As part of its determination, the Audit Committee concluded that it was appropriate to correct the misapplication of GAAP described above for financial statements for Q3 2023 included in the Third Quarter Quarterly Report, by restating such unaudited financial information because the errors in the financial statements are material to the financial statements for Q3 2023 (the “Restatement”). As a result, unaudited financial statements for Q3 2023 should no longer be relied on. Similarly, any previously issued or filed reports, press releases, earnings releases, and investor presentations or other communications describing the Company’s financial statements and other related financial information covering Q3 2023, should no longer be relied upon. These errors have no effect on the Company’s previously reported cash and cash equivalents or marketable securities balances or cash runway.

Additional details of the Restatement, the impairment charge and its impact on the Company's financial statements are included in XWELL’s annual report on Form 10-K filed with the SEC.

The non-cash impairment charge will not have any impact on the cash flows or liquidity. Additionally, HyperPointe remains key to the operating strategy of Company’s XpresCheck segment and does not alter XWELL’s positive outlook for its bio-surveillance business.

Total Cost of Sales

Total cost of sales were approximately $26.4 million for 2023 compared with approximately $43.9 million for 2022.

Salary, General and Administrative Expenses

Salary, general and administrative expenses were approximately $20.9 million compared with approximately $31.2 million for 2022. This decrease was primarily due to the reduction of functional costs associated with the operations of XpresCheck and reduced overhead spend.

Total Operating Expenses

Total operating expenses were approximately $31.9 million for 2023, compared to approximately $43.2 million for 2022.

Operating Loss

The operating loss for 2023 was approximately $28.2 million compared with an operating loss of approximately $31.2 million in 2022.

Net Loss Attributable to XWELL

Net loss attributable to XWELL was approximately $28.0 million for 2023 compared to net loss attributable to XWELL of approximately $32.7 million in 2022.

Webcast and Earnings Conference Call

XWELL will host a webcast and conference call at 5:00 pm Eastern Time today. We encourage investors and all interested parties to listen via webcast as there is a limited capacity to access the conference call by dialing 1-412-317-6026.

The live and later archived webcast can be accessed from the Investor Relations section of the Company’s website at http://xwell.com. Visitors to the website should select the “Investors” tab and navigate to the “Events” link to access the webcast.

About XWELL, Inc.

XWELL, Inc. (Nasdaq: XWEL) is a leading global wellness holding company operating multiple brands: XpresSpa®, Treat™, Naples Wax Center®, XpresCheck® and HyperPointe™.

•	XpresSpa and its Treat brand are leading retailers of wellness services and related products, with 34 locations in 15 airports globally.
•	Naples Wax Center is a group of upscale skin care boutiques, with three locations currently operating.
•	XpresCheck is a provider of screening and diagnostic testing in partnership with the CDC and Concentric by Ginkgo, conducting biosurveillance monitoring in its airport locations to identify new SARS-CoV-2 variants of interest and concern as well as other pathogens entering the country from across the world.
•	HyperPointe is a leading digital healthcare and data analytics relationship company serving the global healthcare industry.

Forward-Looking Statements

This press release may contain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. These include statements preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "estimates," "projects," "intends," "should," "seeks," "future," "continue," or the negative of such terms, or other comparable terminology. Forward-looking statements relating to expectations about future results or events, including the Company’s current plans and expectations relating to the business and operations and future store openings, including but not limited to, future openings of Naples Wax Center and XpresSpa stores, are based upon information available to XWELL as of the date of this press release, and are not guarantees of the future performance of the Company, and actual results may vary materially from the results and expectations discussed. Additional information concerning these and other risks is contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and other Securities and Exchange Commission filings. All subsequent written and oral forward-looking statements concerning XWELL, or other matters and attributable to XWELL or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. XWELL does not undertake any obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Media

Maria Kucinski

MWW

mkucinski@mww.com